Prospectus

FST Administration Shares

April 29, 2004

 GOLDMAN SACHS FINANCIAL SQUARE FUNDSSM

■ Prime Obligations Fund ■ Money Market Fund ■ Treasury Obligations Fund ■ Treasury Instruments Fund ■ Government Fund ■ Federal Fund ■ Tax-Free Money Market Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A FUND.

NOT FDIC-Insured	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as Investment Adviser to the Financial Square Funds (the “Funds”). GSAM is referred to in this Prospectus as the “Investment Adviser.”

Goldman Sachs’ Money Market Investment Philosophy:
The Money Market Funds are managed to seek preservation of capital, daily liquidity and maximum current income. With each Fund, the Investment Adviser follows a conservative, risk-managed investment process that seeks to:

■	Manage credit risk
■	Manage interest rate risk
■	Manage liquidity

Since 1981, the Investment Adviser has actively managed the Goldman Sachs Money Market Funds to provide investors with the greatest possible preservation of principal and income potential.

   INVESTMENT PROCESS

1. Managing Credit Risk
The Investment Adviser’s process for managing risk emphasizes:

■	Intensive research— The Credit Department, a separate operating entity of Goldman, Sachs & Co. (“Goldman Sachs”), approves all money market fund eligible securities for the Funds. Sources for the Credit Department’s analysis include third-party inputs, such as financial statements and media sources, ratings releases and company meetings, as well as the Investment Research, Legal and Compliance departments of Goldman Sachs.
■	Timely updates— A Credit Department-approved list of securities is continuously communicated on a “real-time” basis to the portfolio management team via computer link.

The Result: An “approved” list of high-quality credits— The Investment Adviser’s portfolio management team uses this approved list to construct portfolios which offer the best available risk-return tradeoff within the “approved” credit universe.

2. Managing Interest Rate Risk
Three main steps are followed in seeking to manage interest rate risk:

■	Establish weighted average maturity (“WAM”) target— WAM (the weighted average time until the yield of a portfolio reflects any changes in the current interest rate environment) is constantly revisited and adjusted as market conditions change. An overall strategy is developed by the portfolio management team based on insights gained from weekly meetings with both Goldman Sachs economists and economists from outside the firm.
■	Implement optimum portfolio structure— Proprietary models that seek the optimum balance of risk and return, in conjunction with the Investment Adviser’s analysis of factors such as market events, short-term interest rates and each Fund’s asset volatility, are used to identify the most effective portfolio structure.
■	Conduct rigorous analysis of new securities— The Investment Adviser’s five-step process includes legal, credit, historical index and liquidity analysis, as well as price stress testing to determine suitability for money market mutual funds.

3. Managing Liquidity
Factors that the Investment Adviser’s portfolio managers continuously monitor and that affect liquidity of a money market portfolio include:

■	Each Fund’s investors and factors that influence their asset volatility;
■	Technical events that influence the trading range of federal funds and other short-term fixed-income markets; and
■	Bid-ask spreads associated with securities in the portfolios.

Benchmarks for the Money Market Funds are the iMoneyNet, Inc. Indices. Each Fund uses the iMoneyNet Index which best corresponds to the Fund’s eligible investments.

References in this Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

GENERAL INVESTMENT MANAGEMENT APPROACH

■	The Funds: Each Fund’s securities are valued by the amortized cost method as permitted by Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Act”). Under Rule 2a-7, each Fund may invest only in U.S. dollar- denominated securities that are determined to present minimal credit risk and meet certain other criteria, including conditions relating to maturity, diversification and credit quality. These operating policies may be more restrictive than the fundamental policies set forth in the Statement of Additional Information (the “Additional Statement”).

■	Taxable Funds: Prime Obligations, Money Market, Treasury Obligations and Government Funds.
■	Tax-Advantaged Funds: Treasury Instruments and Federal Funds.
■	Tax-Exempt Fund: Tax-Free Money Market Fund.

■	The Investors: The Funds are designed for institutional investors seeking a high rate of return, a stable net asset value (“NAV”) and convenient liquidation privileges. The Funds are particularly suitable for banks, corporations and other financial institutions that seek investment of short-term funds for their own accounts or for the accounts of their customers. Shares of the Government Fund are intended to qualify as eligible investments for federally chartered credit unions pursuant to Sections 107(7), 107(8) and 107(15) of the Federal Credit Union Act, Part 703 of the National Credit Union Administration (“NCUA”) Rules and Regulations and NCUA Letter Number 155. The Fund intends to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that the investments of the Fund qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder. Shares of the Government Fund, however, may or may not qualify as eligible investments for particular state-chartered credit unions. A state-chartered credit union should consult qualified legal counsel to determine whether the Government Fund is a permissible investment under the law applicable to it.
■	NAV: Each Fund seeks to maintain a stable NAV of $1.00 per share. There can be no assurance that a Fund will be able at all times to maintain a NAV of $1.00 per share.
■	Maximum Remaining Maturity of Portfolio Investments: 13 months (as determined pursuant to Rule 2a-7) at the time of purchase.
■	Dollar-Weighted Average Portfolio Maturity: Not more than 90 days (as required by Rule 2a-7).

■	Investment Restrictions: Each Fund is subject to certain investment restrictions that are described in detail under “Investment Restrictions” in the Additional Statement. Fundamental investment restrictions of a Fund cannot be changed without approval of a majority of the outstanding shares of that Fund. The Treasury Obligations Fund’s policy of limiting its investments to U.S. Treasury Obligations (as defined in Appendix A) and related repurchase agreements is also fundamental. All investment objectives and policies not specifically designated as fundamental are non-fundamental and may be changed without shareholder approval.
■	Diversification: Diversification can help a Fund reduce the risks of investing. In accordance with current regulations of the Securities and Exchange Commission (the “SEC”), each Fund may not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer. However, a Fund may invest up to 25% of the value of its total assets in the securities of a single issuer for up to three business days. These limitations do not apply to cash, certain repurchase agreements, U.S. Government Securities (as defined in Appendix A) or securities of other investment companies. In addition, securities subject to certain unconditional guarantees and securities that are not “First Tier Securities” as defined by the SEC are subject to different diversification requirements as described in the Additional Statement.

Fund Investment Objectives and Strategies

INVESTMENT OBJECTIVES

The Prime Obligations, Money Market, Treasury Obligations, Treasury Instruments, Government, Federal and Tax-Free Money Market Funds seek to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity by investing exclusively in high quality money market instruments.

Taxable and Tax-Advantaged Funds: The Prime Obligations and Money Market Funds pursue their investment objectives by investing in U.S. Government Securities, obligations of U.S. banks, commercial paper and other short-term obligations of U.S. companies, states, municipalities and other entities and repurchase agreements. The Money Market Fund may also invest in U.S. dollar-denominated obligations of foreign banks, foreign companies and foreign governments. The Treasury Obligations Fund pursues its investment objective by investing only in securities issued by the U.S. Treasury and repurchase agreements relating to such securities. The Government Fund pursues its investment objective by investing, directly or indirectly, only in U.S. Government Securities and repurchase agreements relating to such securities. The Treasury Instruments and Federal Funds pursue their investment objectives by limiting their investments only to certain U.S. Treasury Obligations and U.S. Government Securities, respectively, the interest from which is generally exempt from state income taxation. You should consult your tax adviser to determine whether distributions from the Treasury Instruments and Federal Funds (and any other Fund that may hold such obligations) derived from interest on such obligations are exempt from state income taxation in your own state.

In order to obtain a rating from a rating organization, the Prime Obligations, Money Market, Treasury Obligations, Treasury Instruments, Government and Federal Funds will observe special investment restrictions.

Tax-Exempt Fund: The Tax-Free Money Market Fund pursues its investment objective by investing in securities issued by or on behalf of states, territories, and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities, and the District of Columbia, the interest from which, if any, is in the opinion of bond counsel excluded from gross income for federal income tax purposes, and not an item of tax preference under the federal alternative minimum tax (“AMT”).

PRINCIPAL INVESTMENT STRATEGIES

The table below identifies some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences among the Funds in their use of these techniques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Funds’ annual and semi-annual reports. For more information see Appendix A.

Investment Policies Matrix

	U.S. Treasury	U.S. Government	Bank	Commercial
Fund	Obligations	Securities	Obligations	Paper

Prime Obligations	■[1]	■	■ U.S. banks only[2]	■

Money Market	■[1]	■	■ Over 25% of total assets must be invested in U.S. and foreign (US$) banks[3]	■ U.S. and foreign (US$) commercial paper

Treasury Obligations	■[4]

Treasury Instruments	■[4]

Government	■[1]	■

Federal	■[1]	■

Tax-Free Money Market				■ Tax-exempt only

Note: See Appendix A for a description of, and certain criteria applicable to, each of these categories of investments.

[1]	Issued or guaranteed by the U.S. Treasury.
[2]	Including foreign branches of U.S. banks.
[3]	If adverse economic conditions prevail in the banking industry (such as substantial losses on loans, increases in non-performing assets and charge-offs and declines in total deposits) the Fund may, for temporary defensive purposes, invest less than 25% of its total assets in bank obligations.

[4]	Issued by the U.S. Treasury.
[5]	To the extent required by Rule 2a-7, asset-backed and receivables-backed securities will be rated by the requisite number of nationally recognized statistical rating organizations (“NRSROs”).
[6]	The Money Market Fund may invest in U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government. The Fund may also invest in U.S. dollar-denominated obligations issued or guaranteed by any entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of NRSROs. The Fund may not invest more than 25% of its total assets in the securities of any one foreign government.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Short-Term			Foreign
Obligations of		Asset-Backed and	Government
Corporations and	Repurchase	Receivables-Backed	Obligations
Other Entities	Agreements	Securities[5]	(US$)

■ U.S. entities only	■	■

■ U.S. and foreign (US$) entities	■	■	■[6]

■

■

■ (Does not intend to invest)

Investment Policies Matrix continued

		Custodial	Unrated	Investment
Fund	Municipals	Receipts	Securities[9]	Companies

Prime Obligations	■[7]	■	■	■
Up to 10% of total assets in other investment companies

Money Market	■[7]	■	■	■
Up to 10% of total assets in other investment companies

Treasury Obligations

Treasury Instruments

Government				■
Up to 10% of total assets in other investment companies

Federal

Tax-Free Money Market	■	■	■	■
	At least 80% of net assets in tax-exempt municipal obligations (except in extraordinary circumstances)[8]			Up to 10% of total assets in other investment companies

Note: See Appendix A for a description of, and certain criteria applicable to, each of these categories of investments.

[7]	Will only make such investments when yields on such securities are attractive compared to other taxable investments.

[8]	Ordinarily expect that 100% of the Fund’s assets will be invested in municipal obligations, but the Fund may, for temporary defensive purposes, hold cash or invest in short-term taxable securities.

[9]	To the extent permitted by Rule 2a-7, securities without short-term ratings may be purchased if they are deemed to be of comparable quality to First Tier Securities, or to the extent that a Fund may purchase Second Tier Securities, comparable in quality to Second Tier Securities. In addition, a Fund holding a security supported by a guarantee or demand feature may rely on the credit quality of the guarantee or demand feature in determining the credit quality of the investment.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Private		Summary of
Activity	Credit	Taxation for
Bonds	Quality[9]	Distributions[14]	Miscellaneous

■	First Tier[12]	Taxable federal and state [15]	Reverse repurchase agreements not permitted.

■	First Tier[12]	Taxable federal and state [15]	May invest in obligations of the International Bank for Reconstruction and Development. Reverse repurchase agreements not permitted.

	First Tier[12]	Taxable federal and state [15]	Reverse repurchase agreements not permitted.

	First Tier[12]	Taxable federal and generally exempt from state taxation	Reverse repurchase agreements not permitted.

	First Tier[12]	Taxable federal and state [15]	Reverse repurchase agreements not permitted.

	First Tier[12]	Taxable federal and generally exempt from state taxation	Under extraordinary circumstances, may hold cash, U.S. Government Securities subject to state taxation or cash equivalents. Reverse repurchase agreements not permitted.

■
Does not intend to invest if subject to AMT[10,11]	First[12] or Second Tier[13]	Tax-exempt federal and taxable state[16]	May (but does not currently intend to) invest up to 20% of net assets in securities subject to AMT and may temporarily invest in the taxable money market instruments described herein. Reverse repurchase agreements not permitted.

[10]	If such policy should change, private activity bonds subject to AMT would not exceed 20% of the Fund’s net assets under normal market conditions.

[11]	No more than 25% of the value of the Fund’s total assets may be invested in industrial development bonds or similar obligations where the non-governmental entities supplying the revenues from which such bonds or obligations are to be paid are in the same industry.
[12]	First Tier Securities are (a) rated in the highest short-term rating category by at least two NRSROs, or if only one NRSRO has assigned a rating, by that NRSRO; or (b) issued or guaranteed by, or otherwise allow a Fund under certain conditions to demand payment from, an entity with such ratings. U.S. Government Securities are considered First Tier Securities.
[13]	Second Tier Securities are (a) rated in the top two short-term rating categories by at least two NRSROs, or if only one NRSRO has assigned a rating, by that NRSRO; or (b) issued or guaranteed by, or otherwise allow a Fund under certain conditions to demand payment from, an entity with such ratings.
[14]	See “Taxation” for an explanation of the tax consequences summarized in the table above.
[15]	Taxable in many states except for distributions from U.S. Treasury Obligation interest income and certain U.S. Government Securities interest income.
[16]	Taxable except for distributions from interest on obligations of an investor’s state of residence in certain states.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

Tax-Free
	Prime	Money	Treasury	Treasury			Money
• Applicable	Obligations	Market	Obligations	Instruments	Government	Federal	Market
— Not applicable	Fund	Fund	Fund	Fund	Fund	Fund	Fund

NAV	•	•	•	•	•	•	•
Interest Rate	•	•	•	•	•	•	•
Credit/ Default	•	•	•	•	•	•	•
Liquidity	•	•	•	•	•	•	•
U.S. Government Securities	•	•	—	—	•	•	—
Concentration	—	—	—	—	—	—	•
Foreign	—	•	—	—	—	—	—
Banking Industry	—	•	—	—	—	—	—
Tax	—	—	—	—	—	—	•

Risks that apply to all Funds:

■	NAV Risk—The risk that a Fund will not be able to maintain a NAV per share of $1.00 at all times.
■	Interest Rate Risk—The risk that during periods of rising interest rates, a Fund’s yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, a Fund’s yield will tend to be higher.
■	Credit/Default Risk—The risk that an issuer or guarantor of a security, or a bank or other financial institution that has entered into a repurchase agreement, may default on its payment obligations. In addition, with respect to the Tax-Free Money Market Fund, this risk includes the risk of default on foreign letters of credit or guarantees that back municipal securities.
■	Liquidity Risk—The risk that a Fund will be unable to pay redemption proceeds within the time period stated in this Prospectus, because of unusual market conditions, an unusually high volume of redemption requests, or other reasons.

PRINCIPAL RISKS OF THE FUNDS

Risk that applies to the Prime Obligations, Money Market, Government and Federal Funds:

■	U.S. Government Securities Risk—The risk that the U.S. government will not provide financial support to U.S. government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Although many U.S. Government Securities purchased by the Funds, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal Home Loan Banks may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the United States Treasury and, therefore, are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. Government Securities held by a Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

Risks that apply to the Money Market Fund:

■	Foreign Risk—The risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries, less publicly available financial and other information, less stringent foreign securities regulations and accounting and disclosure standards, or other factors. The Money Market Fund may not invest more than 25% of its total assets in the securities of any one foreign government.
■	Banking Industry Risk—The risk that if the Fund invests more than 25% of its total assets in bank obligations, an adverse development in the banking industry may affect the value of the Fund’s investments more than if the Fund’s investments were not invested to such a degree in the banking industry. Normally, the Money Market Fund intends to invest more than 25% of its total assets in bank obligations. Banks may be particularly susceptible to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal and monetary policy and general economic cycles.

Risks that apply to the Tax-Free Money Market Fund:

■	Concentration Risk—The risk that if the Fund invests more than 25% of its total assets in issuers within the same state, industry or economic sector, an adverse economic, business or political development may affect the value of the Fund’s investments more than if its investments were not so concentrated.
■	Tax Risk—The risk that future legislative or administrative changes or court decisions may materially affect the value of the Fund’s portfolio and/or the ability of the Fund to pay federal tax-exempt dividends. This Fund would not be a suitable investment for IRAs, other tax-exempt or tax-deferred accounts or for other investors who are not sensitive to the federal, state or local tax consequences of their investments.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table below provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Administration Shares from year to year for up to the last ten years; and (b) the average annual total returns of a Fund’s Administration Shares. Investors should be aware that the fluctuation of interest rates is one primary factor in performance volatility. The bar chart and table assume reinvestment of dividends and distributions. A Fund’s past performance is not necessarily an indication of how the Fund will perform in the future. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced. You may obtain a Fund’s current yield by calling 1-800-621-2550.

Prime Obligations Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q3 ’00 1.59% Worst Quarter* Q4 ’03 0.17%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2003	1 Year	5 Years	10 Years	Since Inception

Administration Shares (Inception 11/9/92)	0.81%	3.44%	4.27%	4.13%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

FUND PERFORMANCE

Money Market Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q3 ’00 1.59% Worst Quarter* Q4 ’03 0.17%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2003	1 Year	5 Years	Since Inception

Administration Shares (Inception 5/20/94)	0.81%	3.44%	4.34%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

Treasury Obligations Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q4 ’00 1.54% Worst Quarter* Q4 ’03 0.14%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2003	1 Year	5 Years	10 Years	Since Inception

Administration Shares (Inception 1/21/93)	0.71%	3.24%	4.12%	4.01%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

FUND PERFORMANCE

Treasury Instruments Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q4 ’00 1.48% Worst Quarter* Q4 ’03 0.13%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2003	1 Year	5 Years	Since Inception

Administration Shares (Inception 4/1/97)	0.64%	3.08%	3.54%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

Government Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q4 ’00 1.56% Worst Quarter* Q4 ’03 0.17%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2003	1 Year	5 Years	10 Years	Since Inception

Administration Shares (Inception 9/1/93)	0.79%	3.36%	4.21%	4.17%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

FUND PERFORMANCE

Federal Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q4 ’00 1.55% Worst Quarter* Q4 ’03 0.16%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2003	1 Year	5 Years	Since Inception

Administration Shares (Inception 4/1/97)	0.74%	3.33%	3.81%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

Tax-Free Money Market Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q4 ’00 0.97% Worst Quarter* Q3 ’03 0.11%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2003	1 Year	5 Years	Since Inception

Administration Shares (Inception 8/1/94)	0.64%	2.11%	2.66%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

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Fund Fees and Expenses (Administration Shares)

This table describes the fees and expenses that you would pay if you buy and hold Administration Shares of a Fund.

	Prime	Money
	Obligations	Market
	Fund	Fund

Shareholder Fees (fees paid directly from your investment):

Maximum Sales Charge (Load) Imposed on Purchases	None	None
Maximum Deferred Sales Charge (Load)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None
Redemption Fees	None	None
Exchange Fees	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets): [1]

Management Fees[2]	0.205%	0.205%
Other Expenses*	0.265%	0.265%
Administration Fees[3]	0.250%	0.250%
All Other Expenses[4]	0.015%	0.015%

Total Fund Operating Expenses*	0.470%	0.470%

See page 24 for all other footnotes.

*	As a result of waivers and expense limitations, “Other Expenses” and “Total Fund Operating Expenses” of the Funds which are actually incurred are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Prime	Money
	Obligations	Market
	Fund	Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[1]
Management Fees[2]	0.17%	0.17%
Other Expenses	0.26%	0.26%
Administration Fees[3]	0.25%	0.25%
All Other Expenses[4]	0.01%	0.01%

Total Fund Operating Expenses (after waivers and expense limitations)	0.43%	0.43%

FUND FEES AND EXPENSES

Treasury	Treasury			Tax-Free
Obligations	Instruments	Government	Federal	Money Market
Fund	Fund	Fund	Fund	Fund

None	None	None	None	None
None	None	None	None	None

None	None	None	None	None
None	None	None	None	None
None	None	None	None	None

0.205%	0.205%	0.205%	0.205%	0.205%
0.265%	0.295%	0.265%	0.265%	0.265%
0.250%	0.250%	0.250%	0.250%	0.250%
0.015%	0.045%	0.015%	0.015%	0.015%

0.470%	0.500%	0.470%	0.470%	0.470%

Treasury	Treasury			Tax-Free
Obligations	Instruments	Government	Federal	Money Market
Fund	Fund	Fund	Fund	Fund

0.19%	0.19%	0.17%	0.19%	0.17%
0.26%	0.26%	0.26%	0.26%	0.26%
0.25%	0.25%	0.25%	0.25%	0.25%
0.01%	0.01%	0.01%	0.01%	0.01%

0.45%	0.45%	0.43%	0.45%	0.43%

Fund Fees and Expenses continued

[1]	The Funds’ annual operating expenses are based on actual expenses for the fiscal year ended December 31, 2003.
[2]	The Investment Adviser has voluntarily agreed not to impose a portion of the management fee equal to 0.015% of the Treasury Obligations, Treasury Instruments and Federal Funds’ average daily net assets and equal to 0.035% of all other Funds’ average daily net assets. As a result of fee waivers, the current management fees of the Treasury Obligations Fund, Treasury Instruments Fund, Federal Fund and all other Funds are 0.19%, 0.19%, 0.19% and 0.17%, respectively, of such Funds’ average daily net assets. The waivers may be terminated at any time at the option of the Investment Adviser.
[3]	Service Organizations may charge other fees directly to their customers who are beneficial owners of Administration Shares in connection with their customers’ accounts. Such fees may affect the return customers realize with respect to their investments.
[4]	The Investment Adviser has voluntarily agreed to reduce or limit “All Other Expenses” of each Fund (excluding management fees, administration fees, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses) to 0.01% (rounded) of each Fund’s average daily net assets.

FUND FEES AND EXPENSES

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Administration Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

Prime Obligations	$48	$151	$263	$591

Money Market	$48	$151	$263	$591

Treasury Obligations	$48	$151	$263	$591

Treasury Instruments	$51	$160	$280	$628

Government	$48	$151	$263	$591

Federal	$48	$151	$263	$591

Tax-Free Money Market	$48	$151	$263	$591

Service Organizations that invest in Administration Shares on behalf of their customers may charge other fees directly to their customer accounts in connection with their investments. You should contact your Service Organization for information regarding such charges. Such fees, if any, may affect the return such customers realize with respect to their investments.

Certain Service Organizations that invest in Administration Shares may receive other compensation in connection with the sale and distribution of Administration Shares or for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “Shareholder Guide” in the Prospectus and “Other Information” in the Additional Statement.

Service Providers

INVESTMENT ADVISERS

Goldman Sachs Asset Management, L.P. (“GSAM”), 32 Old Slip, New York, New York 10005, has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman Sachs. As of December 31, 2003, GSAM, along with other units of the Investment Management Division of Goldman Sachs, had assets under management of $375.7 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser also performs the following services for the Funds:

■	Continually manages each Fund, including the purchase, retention and disposition of securities and other assets
■	Administers each Fund’s business affairs
■	Performs various recordholder servicing functions (to the extent not provided by other organizations)

Pursuant to SEC orders, certain Funds may enter into principal transactions in certain money market instruments, including repurchase agreements, with Goldman Sachs.

SERVICE PROVIDERS

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

		Actual Rate
		For the Fiscal
		Year Ended
Fund	Contractual Rate	December 31, 2003

Prime Obligations	0.205%	0.17%

Money Market	0.205%	0.17%

Treasury Obligations	0.205%	0.19%

Treasury Instruments	0.205%	0.19%

Government	0.205%	0.17%

Federal	0.205%	0.19%

Tax-Free Money Market	0.205%	0.17%

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 4900 Sears Tower, Chicago, Illinois 60606-6372, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of

New York against The Goldman Sachs Group, Inc. (“GSG”), GSAM, the Trustees and Officers of the Goldman Sachs Trust (the “Trust”), and John Doe Defendants. In addition, certain investment portfolios of the Trust (the “Goldman Sachs Funds”) were named as nominal defendants.

The action, which is brought on behalf of all persons or entities who purchased, redeemed or held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), alleges violations of the Investment Company Act of 1940, the Investment Advisers Act of 1940 and common law breach of fiduciary duty. The complaint alleges, among other things, that during the Class Period, GSAM charged the Goldman Sachs Funds improper Rule 12b-1 fees; made improper brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and made untrue statements of material fact in registration statements and reports filed pursuant to the Investment Company Act of 1940. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties by, among other things, permitting the payments to occur. The plaintiffs in the case are seeking compensatory damages; punitive damages; rescission of GSAM’s investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees.

Based on currently available information, GSAM believes that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending actions are not likely to materially affect its ability to provide investment management services to its clients, including the Goldman Sachs Funds.

Dividends

Dividends will be distributed monthly. You may choose to have dividends paid in:

■	Cash
■	Additional shares of the same class of the same Fund

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time. If you do not indicate any choice, dividends and distributions will be reinvested automatically in the applicable Fund.

All or substantially all of each Fund’s net investment income will be declared as a dividend daily. Dividends will normally, but not always, be declared as of the following times:

Dividend Declaration Time
Fund	(New York Time)

Prime Obligations	5:00 p.m.

Money Market	5:00 p.m.

Treasury Obligations	5:00 p.m.

Treasury Instruments	4:00 p.m.

Government	5:00 p.m.

Federal	4:00 p.m.

Tax-Free Money Market	4:00 p.m.

Dividends will be reinvested as of the last calendar day of each month. Cash distributions normally will be paid on or about the first business day of each month. Net short-term capital gains, if any, will be distributed in accordance with federal income tax requirements and may be reflected in a Fund’s daily distributions.

Each Fund may distribute at least annually other realized capital gains, if any, after reduction by available capital losses. In order to avoid excessive fluctuations in the amount of monthly capital gains distributions, a portion of any net capital gains realized on the disposition of securities during the months of November and December may be distributed during the subsequent calendar year. The realized gains and losses are not expected to be of an amount which would affect the Fund’s NAV of $1.00 per share.

The income declared as a dividend for the Prime Obligations, Money Market, Treasury Obligations and Government Funds is based on estimates of net investment income for each Fund. Actual income may differ from estimates, and differences, if any, will be included in the calculation of subsequent dividends.

The income declared as a dividend for the Prime Obligations, Money Market, Treasury Obligations and Government Funds is based on estimates of net investment income for each Fund. Actual income may differ from estimates, and differences, if any, will be included in the calculation of subsequent dividends.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ Administration Shares.

HOW TO BUY SHARES

How Can I Purchase Administration Shares Of The Funds?
Generally, Administration Shares may be purchased only through institutions that have agreed to provide shareholder administration services to their customers who are the beneficial owners of Administration Shares. These institutions are called “Service Organizations.” Customers of a Service Organization will normally give their purchase instructions to the Service Organization, and the Service Organization will, in turn, place purchase orders with Goldman Sachs. Service Organizations will set times by which purchase orders and payments must be received by them from their customers. Generally, Administration Shares may be purchased from the Funds on any business day at their NAV next determined after receipt of an order by Goldman Sachs from a Service Organization. Shares begin earning dividends after the Fund’s receipt of the purchase amount in federal funds. No sales load is charged.

Service Organizations are responsible for transmitting purchase orders and payments to Goldman Sachs in a timely fashion. Service Organizations should place a purchase order in writing or by telephone.

By Writing:	Goldman Sachs Funds
4900 Sears Tower
51st Floor
Chicago, IL 60606-6372

By Telephone:	1-800-621-2550
(8:00 a.m. to 4:00 p.m. New York time)

Before or immediately after placing an initial purchase order, a Service Organization should complete and send to Goldman Sachs the Account Application.

In certain instances, Goldman Sachs Trust (the “Trust”) may require a signature guarantee in order to effect purchase, redemption or exchange transactions. Signature guarantees must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee

Program or that is otherwise approved by the Trust. A notary public cannot provide a signature guarantee.

Service Organizations may send their payments as follows:

■	Wire federal funds to The Northern Trust Company (“Northern”), as sub-custodian for State Street Bank and Trust Company (“State Street”) (each Fund’s custodian); or
■	Send a check or Federal Reserve draft payable to Goldman Sachs Funds - (Name of Fund and Class of Shares), 4900 Sears Tower, 51st Floor, Chicago, IL 60606-6372. The Funds will not accept a check drawn on a foreign bank or a third-party check.

It is strongly recommended that payment be effected by wiring federal funds to Northern.

It is expected that Federal Reserve drafts will ordinarily be converted to federal funds on the day of receipt and that checks will be converted to federal funds within two business days after receipt.

When Do Shares Begin Earning Dividends?
Dividends begin to accrue as follows:

If an effective order and federal funds are received:	Dividends begin:

Treasury Instruments and Federal Funds:
■ By 3:00 p.m. New York time	Same business day
■ After 3:00 p.m. New York time	Next business day

Prime Obligations, Money Market, Treasury Obligations and Government Funds:
■ By 5:00 p.m. New York time	Same business day
■ After 5:00 p.m. New York time	Next business day

Tax-Free Money Market Fund:
■ By 2:00 p.m. New York time	Same business day
■ After 2:00 p.m. New York time	Next business day

What Do I Need To Know About Service Organizations?
Service Organizations may provide the following services in connection with their customers’ investments in Administration Shares:

■	Acting, directly or through an agent, as the sole shareholder of record
■	Maintaining account records for customers
■	Processing orders to purchase, redeem or exchange shares for customers
■	Processing confirmation statements and payments for customers
■	Facilitating the inclusion of the Funds in customer accounts, products or services

Some (but not all) Service Organizations are authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their

SHAREHOLDER GUIDE

customers, and may designate other intermediaries to accept such orders, if approved by the Trust. In these cases:

■	A Fund will be deemed to have received an order in proper form when the order is accepted by the authorized Service Organization or intermediary on a business day, and the order will be priced at the Fund’s NAV next determined after such acceptance.
■	Service Organizations or intermediaries will be responsible for transmitting accepted orders and payments to the Trust within the time period agreed upon by them.

You should contact your Service Organization directly to learn whether it is authorized to accept orders for the Trust.

Pursuant to an administration plan adopted by the Trust’s Board of Trustees, Service Organizations are entitled to receive payment for their services from the Trust of up to 0.25% (on an annualized basis) of the average daily net assets of the Administration Shares of the Funds, which are attributable to or held in the name of the Service Organization for its customers.

The Investment Adviser, Distributor and/or their affiliates may pay additional compensation from time to time, out of their assets and not as an additional charge to the Funds, to selected Service Organizations and other persons in connection with the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds.

In addition to Administration Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), and are entitled to different services than Administration Shares. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

What Is My Minimum Investment In The Funds?

Minimum initial investment	$10 million (may be allocated among the Funds)

Minimum account balance	$10 million

Minimum subsequent investments	None

A Service Organization may, however, impose a minimum amount for initial and subsequent investments in Administration Shares and may establish other requirements such as a minimum account balance. A Service Organization may redeem

Administration Shares held by non-complying accounts, and may impose a charge for any special services.

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Modify or waive the minimum investment and minimum account balance requirement.
■	Reject any purchase order for any reason.

The Funds may allow Service Organizations to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), Social Security Number or taxpayer identification number or other identifying information, for each investor who opens an account with the Funds. Applications without the required information, or (where applicable) without an indication that a Social Security Number or taxpayer identification number has been applied for, may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to: (i) place limits on transactions in any account until the identity of the investor is verified; (ii) refuse an investment in the Funds; and (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

SHAREHOLDER GUIDE

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange Administration Shares is the Fund’s next determined NAV. The Funds calculate NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

Fund	NAV Calculated

Treasury Instruments, Federal and Tax-Free Money Market	As of the close of regular trading of
the New York Stock Exchange
(normally 4:00 p.m. New York time or such later time as the New York Stock Exchange or the NASDAQ market may officially close) on each business day

Prime Obligations, Money Market, Treasury Obligations and Government	As of 5:00 p.m. New York time on each business day

■	NAV per share of each class is generally calculated by the accounting agent on each business day. Fund shares will be priced on any day the New York Stock Exchange is open, except for days on which Chicago, Boston or New York banks are closed for local holidays.
■	On any business day when the Bond Market Association (“BMA”) recommends that the securities markets close early, each Fund reserves the right to close at or prior to the BMA recommended closing time. If a Fund does so, it will cease granting same business day credit for purchase and redemption orders received after the Fund’s closing time and credit will be given to the next business day.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-621-2550.

To help each Fund maintain its $1.00 constant share price, portfolio securities are valued at amortized cost in accordance with SEC regulations. Amortized cost will normally approximate market value. There can be no assurance that a Fund will be able at all times to maintain a NAV of $1.00 per share.

In addition, if an event that affects the value of a security occurs after the publication of market quotations used by a Fund to price its securities but before the close of trading on the New York Stock Exchange, the Trust in its discretion and consistent with applicable regulatory guidance may determine whether to make an adjustment in light of the nature and significance of the event.

HOW TO SELL SHARES

How Can I Sell Administration Shares Of The Funds?
Generally, Administration Shares may be sold (redeemed) only through Service Organizations. Customers of a Service Organization will normally give their redemption instructions to the Service Organization, and the Service Organization will, in turn, place redemption orders with the Funds. Generally, each Fund will redeem its Administration Shares upon request on any business day at their NAV next determined after receipt of such request in proper form. A Service Organization may request redemptions in writing or by telephone if the optional telephone redemption privilege is elected on the Account Application.

By Writing:	Goldman Sachs Funds
4900 Sears Tower
51st Floor
Chicago, IL 60606-6372

By Telephone:	If you have elected the telephone redemption privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

Certain Service Organizations are authorized to accept redemption requests on behalf of the Funds as described under “What Do I Need To Know About Service Organizations?” A redemption may also be made with respect to certain Funds by means of the check redemption privilege described in the Additional Statement.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs employs reasonable procedures specified by the Trust to confirm

SHAREHOLDER GUIDE

that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

When Will Redemption Proceeds Be Wired?
Redemption proceeds will normally be wired to the domestic bank account designated on a Service Organization’s Account Application as follows:

Redemption Request Received	Redemption Proceeds	Dividends

Treasury Instruments and Federal Funds:
■ By 3:00 p.m. New York time	Wired same business day	Not earned on day request is received
■ After 3:00 p.m. New York time	Wired next business day	Earned on day request is received

Prime Obligations, Money Market, Treasury Obligations and Government Funds:
■ By 5:00 p.m. New York time	Wired same business day	Not earned on day request is received
■ After 5:00 p.m. New York time	Wired next business day	Earned on day request is received

Tax-Free Money Market Fund:
■ By 1:00 p.m. New York time	Wired same business day	Not earned on day request is received
■ After 1:00 p.m. New York time	Wired next business day	Earned on day request is received

■	Although redemption proceeds will normally be wired as described above, under certain circumstances, (a) redemption proceeds may be paid the next business day following receipt of a properly executed wire transfer redemption request (or up to three business days later with respect to the Tax-Free Money Market Fund) and (b) redemption requests or payments may be postponed or suspended as permitted pursuant to Section 22(e) of the Act. Generally, under that section, redemption requests or payments may be postponed or suspended if (a) the New

York Stock Exchange is closed for trading or trading is restricted; (b) an emergency exists which makes the disposal of securities owned by a Fund or the fair determination of the value of the Fund’s net assets not reasonably practicable; or (c) the SEC by order permits the suspension of the right of redemption. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	Neither the Trust nor Goldman Sachs assumes any responsibility for the performance of intermediaries or your Service Organization in the transfer process. If a problem with such performance arises, you should deal directly with such intermediaries or Service Organizations.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Service Organizations are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, Service Organizations may set times by which they must receive redemption requests. Service Organizations may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem the Administration Shares of any Service Organization whose account balance falls below the minimum as a result of a redemption. The Fund will give 60 days’ prior written notice to allow a Service Organization to purchase sufficient additional shares of the Fund in order to avoid such redemption. Different rules may apply to investors who have established brokerage accounts with Goldman Sachs in accordance with the terms and conditions of their account agreements.
■	Redeem shares in other circumstances determined by the Board of Trustees to be in the best interest of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to a Fund as undeliverable or remain uncashed for six months. In addition, that distribution and all future distributions payable to you will be reinvested at the

SHAREHOLDER GUIDE

NAV on the day of reinvestment in additional Administration Shares of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Exchange My Investment From One Fund To Another?
A Service Organization may exchange Administration Shares of a Fund at NAV for shares of the corresponding class of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ The recordholder name(s) and signature(s)
■ The account number
■ The Fund names and Class of Shares
■ The dollar amount to be exchanged
■ Mail the request to: Goldman Sachs Funds 4900 Sears Tower 51st Floor Chicago, IL 60606-6372

By Telephone:	If you have elected the telephone exchange privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Fund you are acquiring before making an exchange.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund, except that this requirement may be waived at the discretion of the Trust.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Shares may be exchanged among accounts with different names, addresses and social security or other taxpayer identification numbers only if the exchange instructions are in writing and are signed by an authorized person designated on the Account Application.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.

■	Goldman Sachs may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Exchanges into Funds that are closed to new investors may be restricted.

For federal income tax purposes, an exchange from one Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

What Types Of Reports Will I Be Sent Regarding Investments In Administration Shares?
Service Organizations will receive from the Funds annual reports containing audited financial statements and semi-annual reports. Upon request, Service Organizations will also be provided with a printed confirmation for each transaction. Any dividends and distributions paid by the Funds are also reflected in regular statements issued by the Funds to Service Organizations. Service Organizations are responsible for providing these or other reports to their customers who are the beneficial owners of Administration Shares in accordance with the rules that apply to their accounts with the Service Organizations.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions.

Taxes on Distributions: Each Fund contemplates declaring as dividends each year all or substantially all of its net investment income. Fund distributions of investment income are generally taxable as ordinary income for federal tax purposes, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. To the extent that Fund distributions are attributable to interest on federal obligations or interest on obligations of your state of residence or its municipalities or authorities, they will in most cases be exempt from state and local income taxes. Distributions from the Tax-Exempt Funds that are designated as “exempt interest dividends” are generally not subject to federal income tax. Distributions of short-term capital gains are taxable to you as ordinary income. Any long-term capital gain distributions are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December. The Funds will inform shareholders of the character and tax status of all distributions promptly after the close of each calendar year.

You should note that a portion of the exempt-interest dividends paid by the Tax-Exempt Funds may be a preference item when determining your federal alternative minimum tax liability. Exempt-interest dividends are also taken into account in determining the taxable portion of social security or railroad retirement benefits. Any interest on indebtedness incurred by you to purchase or carry shares in the Tax-Exempt Funds generally will not be deductible for federal income tax purposes.

Other Information: When you open your account, you should provide your social security or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental policies and investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment policies not specifically designated as fundamental are non-fundamental and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs. A Fund may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objective and policies.

U.S. Treasury Obligations and U.S. Government Securities. U.S. Treasury Obligations include securities issued or guaranteed by the U.S. Treasury (“U.S. Treasury Obligations”). Payment of principal and interest on these obligations is backed by the full faith and credit of the U.S. government. U.S. Treasury Obligations include, among other things, the separately traded principal and interest components of securities guaranteed or issued by the U.S. Treasury if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program (“STRIPS”).

U.S. Government Securities are obligations issued or guaranteed by U.S. government agencies, authorities, instrumentalities or sponsored enterprises (“U.S. Government Securities”). Unlike U.S. Treasury Obligations, U.S. Government Securities can be supported by either (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association (“Ginnie Mae”)); (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association); (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer.

U.S. Government Securities are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government, its agencies, authorities or instrumentalities; and (b) participations in loans made to foreign governments or their agencies that are so guaranteed. Certain of these participations may be regarded as illiquid. U.S. Government Securities also include zero coupon bonds.

APPENDIX A

Some Funds invest in U.S. Treasury Obligations and certain U.S. Government Securities the interest from which is generally exempt from state income taxation. Securities generally eligible for this exemption include those issued by the U.S. Treasury and certain agencies, authorities or instrumentalities of the U.S. government, including the Federal Home Loan Banks, Federal Farm Credit Banks, Tennessee Valley Authority and Student Loan Marketing Association.

U.S. Government Securities have historically involved little risk of loss of principal if held to maturity. However, no assurance can be given that the U.S. government will provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

Bank Obligations. Bank obligations include certificates of deposit, commercial paper, unsecured bank promissory notes, bankers’ acceptances, time deposits and other debt obligations. Certain Funds may invest in obligations issued or backed by U.S. banks when a bank has more than $1 billion in total assets at the time of purchase or is a branch or subsidiary of such a bank. In addition, certain Funds may invest in U.S. dollar-denominated obligations issued or guaranteed by foreign banks that have more than $1 billion in total assets at the time of purchase, U.S. branches of such foreign banks (Yankee obligations), foreign branches of such foreign banks and foreign branches of U.S. banks having more than $1 billion in total assets at the time of purchase. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligation or by government regulation.

If a Fund invests more than 25% of its total assets in bank obligations (whether foreign or domestic), it may be especially affected by favorable and adverse developments in or related to the banking industry. The activities of U.S. and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of domestic and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the real estate markets. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

Commercial Paper. A Fund may invest in commercial paper, including variable amount master demand notes and asset-backed commercial paper. Commercial paper normally represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations, finance companies and other issuers. The commercial paper purchased by a Fund consists of direct U.S. dollar-

denominated obligations of domestic or, in the case of certain Funds, foreign issuers. Asset-backed commercial paper is issued by a special purpose entity that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of these assets and the level of any additional credit support.

Short-Term Obligations. A Fund may invest in other short-term obligations, including short-term funding agreements payable in U.S. dollars and issued or guaranteed by U.S. corporations, foreign corporations or other entities. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee a stream of payments over time. A funding agreement has a fixed maturity date and may have either a fixed or variable interest rate that is based on an index and guaranteed for a set time period. Because there is normally no secondary market for these investments, funding agreements purchased by a Fund may be regarded as illiquid.

Repurchase Agreements. Certain Funds may enter into repurchase agreements with securities dealers and banks. Repurchase agreements are similar to collateralized loans, but are structured as a purchase of securities by a Fund, subject to the seller’s agreement to repurchase the securities at a mutually agreed upon date and price. The difference between the original purchase price and the repurchase price is normally based on prevailing short-term interest rates. Under a repurchase agreement, the seller is required to furnish collateral at least equal in value or market price to the amount of the seller’s repurchase obligation.

If the seller under a repurchase agreement defaults, a Fund could suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s cost associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy or insolvency proceedings concerning the seller, a Fund could suffer additional losses if the collateral held by the Fund is subject to a court “stay” that prevents the Fund from promptly selling the collateral. If this occurs, the Fund will bear the risk that the value of the collateral will decline below the repurchase price. Furthermore, a Fund could experience a loss if a court determines that the Fund’s interest in the collateral is not enforceable.

In evaluating whether to enter into a repurchase agreement, the Investment Adviser will carefully consider the creditworthiness of the seller. Distributions of the income from repurchase agreements will be taxable to a Fund’s shareholders. In addition, certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

APPENDIX A

Asset-Backed and Receivables-Backed Securities. Certain Funds may invest in asset-backed and receivables-backed securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, mortgages, installment contracts and personal property. Asset-backed and receivables-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed and receivables-backed securities can be expected to accelerate. Accordingly, a Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. In addition, securities that are backed by credit card, automobile and similar types of receivables generally do not have the benefit of a security interest in collateral that is comparable in quality to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligation, there is the possibility that, in some cases, a Fund will be unable to possess and sell the underlying collateral and that a Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Foreign Government Obligations and Related Foreign Risks. Certain Funds may invest in foreign government obligations. Foreign government obligations that the Funds invest in are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of NRSROs.

Investments by a Fund in foreign securities, whether issued by a foreign government, bank, corporation or other issuer, may present a greater degree of risk than investments in securities of domestic issuers because of less publicly-available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. Foreign banks and their foreign branches are not regulated by U.S. banking authorities, and generally are not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks. The legal remedies for investors may be more limited than the remedies available in the United States. In addition, changes in the exchange rate of a foreign currency relative to the U.S. dollar (e.g., weakening of the currency against the U.S. dollar) may adversely affect the ability of a foreign issuer to pay interest and repay principal on an obligation.

Municipal Obligations. Certain Funds may invest in municipal obligations. Municipal obligations are issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities, and the District of Columbia. Municipal obligations in which a Fund may invest include fixed rate notes and similar debt instruments; variable and floating rate demand instruments; tax-exempt commercial paper; municipal bonds; and unrated notes, paper, bonds or other instruments.

Municipal Notes and Bonds. Municipal notes include tax anticipation notes (“TANs”), revenue anticipation notes (“RANs”), bond anticipation notes (“BANs”), tax and revenue anticipation notes (“TRANs”) and construction loan notes. Municipal bonds include general obligation bonds and revenue bonds. General obligation bonds are backed by the taxing power of the issuing municipality and are considered the safest type of municipal obligation. Revenue bonds are backed by the revenues of a project or facility such as the tolls from a toll bridge. Revenue bonds also include lease rental revenue bonds which are issued by a state or local authority for capital projects and are secured by annual lease payments from the state or locality sufficient to cover debt service on the authority’s obligations. Industrial development bonds (“private activity bonds”) are a specific type of revenue bond backed by the credit and security of a private user and, therefore, have more potential risk. Municipal bonds may be issued in a variety of forms, including commercial paper, tender option bonds and variable and floating rate securities.

Tender Option Bonds. A tender option bond is a municipal obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term, tax-exempt rates. The bond is typically issued in conjunction with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which the institution grants the security holder the option, at periodic intervals, to tender its securities to the institution. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the bond’s fixed coupon rate and the rate, as determined by a remarketing or similar agent, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. An institution will normally not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity of the tender option bonds and a Fund’s average portfolio maturity. There is a risk that a Fund will not be considered the owner of a tender option bond for federal income tax purposes, and thus will not be entitled to treat such interest as exempt from federal income tax. Certain tender

APPENDIX A

option bonds may be illiquid or may become illiquid as a result of a credit rating downgrade, a payment default or a disqualification from tax-exempt status.

Revenue Anticipation Warrants. Revenue Anticipation Warrants (“RAWs”) are issued in anticipation of the issuer’s receipt of revenues and present the risk that such revenues will be insufficient to satisfy the issuer’s payment obligations. The entire amount of principal and interest on RAWs is due at maturity. RAWs, including those with a maturity of more than 397 days, may also be repackaged as instruments which include a demand feature that permits the holder to sell the RAWs to a bank or other financial institution at a purchase price equal to par plus accrued interest on each interest rate reset date.

Industrial Development Bonds. Certain Funds may invest in industrial development bonds (private activity bonds). Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user, the interest from which would be an item of tax preference when distributed by a Fund as “exempt-interest dividends” to shareholders under the AMT.

Other Municipal Obligation Policies. Certain Funds may invest 25% or more of the value of their respective total assets in municipal obligations which are related in such a way that an economic, business or political development or change affecting one municipal obligation would also affect the other municipal obligation. For example, a Fund may invest all of its assets in (a) municipal obligations the interest of which is paid solely from revenues from similar projects such as hospitals, electric utility systems, multi-family housing, nursing homes, commercial facilities (including hotels), steel companies or life care facilities; (b) municipal obligations whose issuers are in the same state; or (c) industrial development obligations. Concentration of a Fund’s investments in these municipal obligations will subject the Fund, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration.

Municipal obligations may also include municipal leases, certificates of participation and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire equipment or facilities. Certificates of participation represent interests in municipal leases or other instruments, such as installment contracts. Moral obligation bonds are supported by the moral commitment but not the legal obligation of a state or municipality. Municipal leases, certificates of participation and moral obligation bonds present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments under these instruments.

Municipal obligations may be backed by letters of credit or other forms of credit enhancement issued by domestic banks or foreign banks which have a branch, agency or subsidiary in the United States or by other financial institutions. The credit quality of these banks and financial institutions could, therefore, cause a loss to a Fund that invests in municipal obligations. Letters of credit and other obligations of foreign banks and financial institutions may involve risks in addition to those of domestic obligations because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. Foreign banks and their foreign branches are not regulated by U.S. banking authorities and generally are not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks.

In order to enhance the liquidity, stability or quality of a municipal obligation, a Fund may acquire the right to sell the obligation to another party at a guaranteed price and date.

Custodial Receipts. Certain Funds may invest in custodial receipts representing interests in U.S. Government Securities, municipal obligations or other debt instruments held by a custodian or trustee. Custodial receipts evidence ownership of future interest payments, principal payments or both on notes or bonds issued or guaranteed as to principal or interest by the U.S. government, its agencies, instrumentalities, political subdivisions or authorities, or by a state or local governmental body or authority, or by other types of issuers. For certain securities law purposes, custodial receipts are not considered obligations of the underlying issuers. In addition, if for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account.

Other Investment Companies. A Fund may invest in securities of other investment companies subject to statutory limitations prescribed by the Act. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Such other investment companies will have investment objectives, policies and restrictions substantially similar to those of the acquiring Fund and will be subject to substantially the same risks. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds for which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

APPENDIX A

Floating and Variable Rate Obligations. The Funds may purchase floating and variable rate obligations. The value of these obligations is generally more stable than that of a fixed rate obligation in response to changes in interest rate levels. Subject to the conditions for using amortized cost valuation under the Act, a Fund may consider the maturity of a variable or floating rate obligation to be shorter than its ultimate stated maturity if the obligation is a U.S. Treasury Obligation or U.S. Government Security, if the obligation has a remaining maturity of 397 calendar days or less, or if the obligation has a demand feature that permits the Fund to receive payment at any time or at specified intervals not exceeding 397 calendar days. The issuers or financial intermediaries providing demand features may support their ability to purchase the obligations by obtaining credit with liquidity supports. These may include lines of credit, which are conditional commitments to lend, and letters of credit, which will ordinarily be irrevocable, both of which may be issued by domestic banks or foreign banks which have a branch, agency or subsidiary in the United States. A Fund may purchase variable or floating rate obligations from the issuers or may purchase certificates of participation, a type of floating or variable rate obligation, which are interests in a pool of debt obligations held by a bank or other financial institution.

When-Issued Securities and Forward Commitments. The Funds may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price and yield to a Fund at the time of entering into the transaction. A forward commitment involves entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Illiquid Securities. Each Fund may invest up to 10% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain municipal leases and participation interests
■	Certain stripped mortgage-backed securities

■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933.

Investing in restricted securities may decrease the liquidity of a Fund’s portfolio.

Borrowings. Each Fund may borrow up to 33 1/3% of its total assets from banks for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its net assets. For more information, see the Additional Statement.

Downgraded Securities. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, a Fund may continue to hold the security if the Investment Adviser believes it is in the best interest of the Fund and its shareholders.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). This information for the years ended December 31, 2000 and thereafter has been audited by PricewaterhouseCoopers LLP, whose report, along with a Fund’s financial statements, is included in the Fund’s annual report (available upon request without charge). The information for all other years prior to the period ended December 31, 2000 has been audited by the Fund’s previous independent auditors, who have ceased operations.

PRIME OBLIGATIONS FUND

	FST Administration Shares

	For the Years Ended December 31,

	2003	2002	2001	2000	1999

Net asset value, beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income(a)	0.008	0.01	0.04	0.06	0.05

Distributions to shareholders	(0.008)	(0.01)	(0.04)	(0.06)	(0.05)

Net asset value, end of year	1.00	$1.00	$1.00	$1.00	$1.00

Total return(b)	0.81%	1.50%	3.89%	6.18%	4.91%

Net assets, end of period (in 000’s)	$3,080,780	$2,927,767	$2,803,798	$2,084,745	$1,051,831

Ratio of net expenses to average net assets	0.43%	0.43%	0.43%	0.43%	0.43%

Ratio of net investment income to average net assets	0.80%	1.48%	3.64%	6.09%	4.88%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.47%	0.47%	0.48%	0.47%	0.48%

Ratio of net investment income to average net assets	0.76%	1.44%	3.59%	6.05%	4.83%

See page 58 for all footnotes.

MONEY MARKET FUND

	FST Administration Shares

	For the Years Ended December 31,

	2003	2002	2001	2000	1999

Net asset value, beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income(a)	0.008	0.01	0.04	0.06	0.05

Distributions to shareholders	(0.008)	(0.01)	(0.04)	(0.06)	(0.05)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return(b)	0.81%	1.50%	3.91%	6.18%	4.92%

Net assets, end of period (in 000’s)	$447,290	$480,359	$645,588	$421,498	$403,602

Ratio of net expenses to average net assets	0.43%	0.43%	0.43%	0.43%	0.43%

Ratio of net investment income to average net assets	0.81%	1.50%	3.72%	6.02%	4.81%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.47%	0.47%	0.48%	0.47%	0.47%

Ratio of net investment income to average net assets	0.77%	1.46%	3.67%	5.98%	4.77%

See page 58 for all footnotes.

APPENDIX B

TREASURY OBLIGATIONS FUND

	FST Administration Shares

	For the Years Ended December 31,

	2003	2002	2001	2000	1999

Net asset value, beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income(a)	0.007	0.01	0.04	0.06	0.05

Distributions to shareholders	(0.007)	(0.01)	(0.04)	(0.06)	(0.05)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return(b)	0.71%	1.40%	3.61%	5.92%	4.62%

Net assets, end of period (in 000’s)	$1,199,363	$1,396,765	$1,515,737	$1,379,728	$1,157,825

Ratio of net expenses to average net assets	0.45%	0.45%	0.45%	0.43%	0.43%

Ratio of net investment income to average net assets	0.67%	1.31%	3.54%	5.83%	4.53%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.47%	0.47%	0.48%	0.48%	0.48%

Ratio of net investment income to average net assets	0.65%	1.29%	3.51%	5.78%	4.48%

See page 58 for all footnotes.

TREASURY INSTRUMENTS FUND

	FST Administration Shares

	For the Years Ended December 31,

	2003	2002	2001	2000	1999

Net asset value, beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income(a)	0.006	0.01	0.03	0.06	0.04

Distributions to shareholders	(0.006)	(0.01)	(0.03)	(0.06)	(0.04)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return(b)	0.64%	1.31%	3.53%	5.64%	4.34%

Net assets, end of period (in 000’s)	$187,685	$208,186	$117,089	$42,533	$67,748

Ratio of net expenses to average net assets	0.45%	0.45%	0.45%	0.43%	0.43%

Ratio of net investment income to average net assets	0.59%	1.14%	3.22%	5.40%	4.29%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.50%	0.50%	0.51%	0.53%	0.49%

Ratio of net investment income to average net assets	0.54%	1.09%	3.16%	5.30%	4.23%

See page 58 for all footnotes.

APPENDIX B

GOVERNMENT FUND

	FST Administration Shares

	For the Years Ended December 31,

	2003	2002	2001	2000	1999

Net asset value, beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income(a)	0.008	0.01	0.04	0.06	0.05

Distributions to shareholders	(0.008)	(0.01)	(0.04)	(0.06)	(0.05)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return(b)	0.79%	1.44%	3.83%	6.05%	4.77%

Net assets, end of period (in 000’s)	$934,764	$944,400	$1,169,694	$595,037	$519,266

Ratio of net expenses to average net assets	0.43%	0.43%	0.43%	0.43%	0.43%

Ratio of net investment income to average net assets	0.78%	1.40%	3.52%	5.93%	4.67%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.47%	0.47%	0.49%	0.48%	0.47%

Ratio of net investment income to average net assets	0.74%	1.36%	3.46%	5.88%	4.63%

See page 58 for all footnotes

FEDERAL FUND

	FST Administration Shares

	For the Years Ended December 31,

	2003	2002	2001	2000	1999

Net asset value, beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income(a)	0.007	0.01	0.04	0.06	0.05

Distributions to shareholders	(0.007)	(0.01)	(0.04)	(0.06)	(0.05)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return(b)	0.74%	1.40%	3.79%	6.00%	4.79%

Net assets, end of period (in 000’s)	$419,747	$685,582	$1,134,424	$1,024,184	$789,529

Ratio of net expenses to average net assets	0.45%	0.45%	0.45%	0.45%	0.43%

Ratio of net investment income to average net assets	0.75%	1.39%	3.75%	5.89%	4.71%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.47%	0.47%	0.47%	0.48%	0.48%

Ratio of net investment income to average net assets	0.73%	1.37%	3.73%	5.86%	4.66%

See page 58 for all footnotes.

APPENDIX B

TAX-FREE MONEY MARKET FUND

	FST Administration Shares

	For the Years Ended December 31,

	2003	2002	2001	2000	1999

Net asset value, beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income(a)	0.006	0.01	0.02	0.04	0.03

Distributions to shareholders	(0.006)	(0.01)	(0.02)	(0.04)	(0.03)

Net asset value end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return(b)	0.64%	1.05%	2.34%	3.69%	2.88%

Net assets, end of period (in 000’s)	$273,661	$206,792	$146,621	$108,335	$127,967

Ratio of net expenses to average net assets	0.43%	0.43%	0.43%	0.43%	0.43%

Ratio of net investment income to average net assets	0.61%	1.04%	2.27%	3.66%	2.81%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.47%	0.47%	0.48%	0.48%	0.47%

Ratio of net investment income to average net assets	0.57%	1.00%	2.22%	3.61%	2.77%

See page 58 for all footnotes.

Footnotes:

a	Calculated based on the average shares outstanding methodology.
b	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of the year. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions.

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Index

1 General Investment Management Approach

5 Fund Investment Objectives and Strategies

10 Principal Risks of the Funds

13 Fund Performance

22 Fund Fees and Expenses

26 Service Providers

29 Dividends

31 Shareholder Guide
31	How to Buy Shares
36	How to Sell Shares

41 Taxation

42 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

51 Appendix B Financial Highlights

Financial Square Funds Prospectus (FST Administration Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report
Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-621-2550.

To obtain other information and for shareholder inquiries:

■ By telephone:	Call 1-800-621-2550

■ By mail:	Goldman Sachs Funds, 4900 Sears Tower, 51st Floor, Chicago, IL 60606-6372

■ By e-mail:	gs-funds@gs.com

■ On the Internet (text- only versions):	SEC EDGAR database – http://www.sec.gov

You may review and obtain copies of Fund documents by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

Goldman Sachs Financial Square FundsSM is a service mark of Goldman, Sachs & Co.
GSAM® is a registered service mark of Goldman, Sachs & Co.

FSPROADMM